UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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WYNN RESORTS, LIMITED

(Name of Registrant as Specified In Its Charter)

KAZUO OKADA
UNIVERSAL ENTERTAINMENT CORPORATION
ARUZE USA, INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On October 19, 2012, Aruze USA, Inc. issued the following press release:

Aruze USA, Inc.
745 Grier Drive, Las Vegas, Nevada 89119

Aruze USA Appeals Denial of its Preliminary Injunction Motion Seeking to Halt Unlawful Stock Redemption; Drops its Proxy Contest to Elect Independent Nominees to Wynn Resorts Board of Directors

LAS VEGAS, NEVADA, October 19, 2012 – Aruze USA, Inc. today announced it has filed a notice of appeal to the Nevada Supreme Court asking for a reversal of an October 2, 2012, district court ruling denying Aruze USA’s motion for a preliminary injunction against the unlawful action by the Wynn Resorts, Limited (NASDAQ:  WYNN) Board of Directors purporting to redeem Wynn stock held by Aruze USA. The company also announced it is terminating its efforts to solicit proxies and elect a slate of independent nominees to the board of Wynn Resorts, Limited.

In a statement, the company said,

“Given the district court’s October 2 ruling, we recognize that any relief that may come from the Nevada Supreme Court will not be in time for our independent director nominees to be presented for election at the November 2 shareholder meeting. That said, we continue to believe that Aruze USA, Inc. is a shareholder of Wynn Resorts, Limited, that Wynn Resorts' purported redemption of Aruze's shares was wrongful and invalid, and that Aruze is wrongfully being denied its rights in connection with the November 2 shareholder meeting.  The district court's denial of Aruze USA's motion for a preliminary injunction did not determine that Aruze USA is not a Wynn Resorts shareholder, and we remain confident we will ultimately prevail in our action against Wynn Resorts, Limited, its CEO and its directors to reverse the unlawful redemption of our holdings in Wynn Resorts, Limited.

“While we are discontinuing the proxy contest, and do not intend to solicit proxies in connection with the November 2 shareholders meeting, we will continue to evaluate our options regarding how we may contribute to assuring that Wynn Resorts, Limited’s shareholders are protected from questionable actions by its management and Board.”

MEDIA CONTACTS:

Steve Getzug, H+K Strategies, 1-310- 633-9444 (office), 1-213-219-8990 (mobile)
Chris Gidez, H+K Strategies, 1-212-885-0480 (office), 1-914-319-6582 (mobile)

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